Item 77H - Deutsche Global Real Estate
Securities Fund and Deutsche Real
Estate Securities Fund (each a
series of Deutsche Securities Trust
(the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of Registrant's series because such person had owned more than 25% of the series based on the records of the series as of April 6, 2016.
As of April 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global Real
Estate
Securities
Fund
RAYMOND JAMES
OMNIBUS FOR
MUTUAL FUNDS
HOUSE ACCT FIRM
XXXXXXXX
ATTN COURTNEY
WALLER
ST PETERSBURG
FL 33716-1100

45.00%
Deutsche
Global Real
Estate
Securities
Fund
AMERICAN
ENTERPRISE
INVESTMENT
SERV
FBO #XXXXXXXX
MINNEAPOLIS MN
55402-2405
26.00%

No investor beneficially owned 25% or more of Deutsche Real Estate Securities Fund shares as of
April 2, 2015.

As of April 6, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global Real
Estate
Securities
Fund
RAYMOND JAMES
OMNIBUS FOR
MUTUAL FUNDS
HOUSE ACCT FIRM
XXXXXXXX
ATTN COURTNEY
WALLER
ST PETERSBURG
FL 33716-1100

34.01%
Deutsche
Global Real
Estate
Securities
Fund
FIRST CLEARING
LLC
SPECIAL CUSTODY
ACCT FOR THE
EXCLUSIVE
BENEFIT OF
CUSTOMER
2801 MARKET
STREET
ST LOUIS MO
63103-2523
50.80%
Deutsche
Real Estate
Securities
Fund
NATIONAL
FINANCIAL
SERVICES LLC
FOR EXCLUSIVE
BENE OF OUR
CUSTOMERS
ATTN MUTUAL
FUNDS DEPT - 4TH
FL
499 WASHINGTON
BLVD
JERSEY CITY NJ
07310-2010
30.21%